EXHIBIT 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “First Amendment”), is entered into as of the 2nd day of March, 2009, by and between SUMMIT FINANCIAL GROUP, INC. (“Summit”), SUMMIT COMMUNITY BANK, INC., successor in interest to Capital State Bank, Inc., (the “Company”), and C. DAVID ROBERTSON (“Employee”).

WITNESSETH

WHEREAS, Summit, the Company and Employee entered into that certain Amended and Restated Employment Agreement dated as of the 22nd day of December, 2008 (the “Employment Agreement”); and

WHEREAS, the term of the Employment Agreement was originally for five (5) years, provided that the Board of Directors of the Company could extend the term with the written consent of the Employee; and

WHEREAS, Summit, the Company and Employee have agreed that the term of the Employment Agreement shall be automatically extended for additional one (1) year terms absent termination by one of the parties as provided in the Employment Agreement.

WHEREAS, Summit, the Company and Employee desire to enter into this First Amendment to evidence their agreed modification of the Employment Agreement.

NOW THEREFORE, in consideration of the promises and mutual covenants, agreements and undertakings, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

1.           Amendment to Paragraph 2.  Paragraph 2 of the Employment Agreement shall be amended to read as follows, effective as of the date first written above:

2.           Term.  The term of this Amended and Restated Agreement shall be for five (5) years and six (6) months  from the original effective date of July 1, 2004, unless one of the parties terminates this Amended and Restated Agreement as provided herein.  Absent termination by one of the parties as provided in this Amended and Restated Agreement, the term of this Agreement shall automatically be extended for one additional term of nine (9) months.

        2.           Amendment to Exhibit A.  Exhibit A of the Employment Agreement shall be amended as follows: Paragraph C of Exhibit A is deleted in its entirety.

3.           Amendment Controls Over Employment Agreement.  Unless otherwise expressly amended herein, all terms and conditions of the Employment Agreement, as the same may be supplemented, modified, amended or extended from time to time, remain in full force and effect.  This First Amendment shall control to the extent any conflict or ambiguity arises between the Employment Agreement and this First Amendment.

4.           Authority.  The undersigned are duly authorized by all required action or agreement to enter into this First Amendment.

5.           Modification to Agreement.  This First Amendment may be amended or modified only by an instrument or document in writing signed by the person or entity against whom enforcement is sought.

6.           Governing Law.  This First Amendment, and any documents executed in connection herewith or as required hereunder, and the rights and obligations of the undersigned hereto and thereto, shall be governed by, construed and enforced in accordance with the laws of the State of West Virginia.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first written above.

SUMMIT FINANCIAL GROUP, INC.

By:	_/s/ H. Charles Maddy, III______

Its:	_President & CEO____________

SUMMIT COMMUNITY BANK, INC.

By:	__/s/ H. Charles Maddy, III_______

Its:	__Co-Chairman _____________

___/s/ C. David Robertson _________
                             C. David Robertson